EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of Itron, Inc. on Form S-8 of our report dated February 12, 2002 (March 18, 2002 as to Note 18), which expresses an unqualified opinion and includes an explanatory paragraph relating to a change in method of accounting for revenues in 2000, appearing in the Annual Report on Form 10-K of Itron, Inc. for the year ended December 31, 2001.

/s/    Deloitte & Touche LLP

Seattle, Washington
August 1, 2002